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                                                                 Exhibit 10.47.3

                                    GUARANTY

                  This GUARANTY (together with all amendments, if any, from time to time hereto, this "GUARANTY"), dated as of December 29, 2000, is made by and between INTERSTATE FIBERNET, INC., a Delaware corporation ("GUARANTOR") and NTFC CAPITAL CORPORATION, a Delaware corporation ("LESSOR").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Master Lease Agreement dated as of the date hereof by and between ITC/\DeltaCom Communications, Inc., an Alabama corporation ("LESSEE") and Lessor, (as from time to time amended, restated, supplemented or otherwise modified, the "LEASE AGREEMENT"), Lessor has agreed to purchase and lease to Lessee certain telecommunications optical and switching equipment;

                  WHEREAS, Guarantor will derive direct and indirect economic benefits from the purchase and lease of certain telecommunications optical and switching equipment and other financial accommodations provided to Lessee pursuant to the Lease Agreement; and

                  WHEREAS, in order to induce Lessor to enter into the Lease Agreement and the other Lease Documents and to induce Lessor to purchase and lease certain telecommunications optical and switching equipment as provided for in the Lease Agreement, Guarantor has agreed to guarantee payment of Lessee's obligations thereunder;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

         1. DEFINITIONS. Capitalized terms used herein (including terms used in the Recitals) shall have the meanings assigned to them in the Lease Agreement or in the DEFINITIONS ANNEX thereto, unless otherwise defined herein.

         References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

         2.       THE GUARANTY.

                2.1 GUARANTY OF GUARANTEED OBLIGATIONS OF BORROWER. Guarantor hereby unconditionally guarantees to Lessor, and its successor, Affiliate and assign, the prompt payment and performance of the obligations of Lessee under the Lease Agreement (hereinafter the "GUARANTEED OBLIGATIONS"). Guarantor agrees that this Guaranty is a
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guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

               (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty or any other Lease Document;

               (b) the absence of any action to enforce this Guaranty or any other Lease Document or the waiver or consent by Lessor with respect to any of the provisions thereof;

               (c) the existence, value or condition of, or failure to perfect its Lien against, any System for the Guaranteed Obligations or any action, or the absence of any action, by Lessor in respect thereof (including, without limitation, the release of any such security);

               (d)  the insolvency of Lessee or any Affiliate thereof; or

               (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the expiration of the Term (the "TERMINATION DATE"). Guarantor shall be regarded, and shall be in the same position, as principal lessee with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Lessor which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Lessor, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Lessor has specifically agreed otherwise in writing. It is agreed between Guarantor and Lessor that the foregoing waivers are of the essence of the transaction contemplated by the Lease Documents and that, but for this Guaranty and such waivers, Lessor would decline to enter into the Lease Agreement.

                2.2 DEMAND BY LESSOR. In addition to the terms of the Guaranty set forth in SECTION 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Lease Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to Lessor. Payment by Guarantor shall be made to Lessor in immediately available Federal funds to an account designated by Lessor or at the address set forth in the Lease Agreement for the giving of notice to Lessor or at any other address that may be specified in writing from time to time by Lessor, and shall be credited and applied to the Guaranteed Obligations.

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                2.3    ENFORCEMENT OF GUARANTY. In no event shall Lessor have
any obligation (although it is entitled, at its option) to proceed against Lessee before seeking satisfaction from Guarantor, and Lessor may proceed, prior or subsequent to, or simultaneously with, the enforcement of Lessor's rights hereunder, to exercise any right or remedy which it may have against any System.

                2.4    WAIVER. In addition to the waivers contained in SECTION
2.1 hereof, Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Lessor of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Lessee's financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Lessor. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lessor which may arise in the future.

                2.5 BENEFIT OF GUARANTY. The provisions of this Guaranty are for the benefit of Lessor and its successor, Affiliate and assign, and nothing herein contained shall impair, as between Lessee and Lessor, the obligations of Lessee under the Lease Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Lessor to any Person or Persons, any reference to "Lessor" herein shall be deemed to refer equally to such Person or Persons.

                2.6 MODIFICATION OF GUARANTEED OBLIGATIONS, ETC. Guarantor hereby acknowledges and agrees that Lessor may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

                       (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

                       (b) take any action under or in respect of the Lease Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

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                       (c)  amend or modify, in any manner whatsoever, the Lease
                Documents;

                       (d) extend or waive the time for Lessee's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Lease Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                       (e) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or Lessee to Lessor;

                       (f) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or Lessee to Lessor in such manner as Lessor shall determine in its discretion;

and Lessor shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

                2.7 REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Lessee or Guarantor for liquidation or reorganization, should Lessee or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Lessee's or Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lessor, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                2.8 DEFERRAL OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Guaranty, or in any other Lease Document, Guarantor hereby:

                       (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which


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                Guarantor may have or hereafter acquire against Lessee in
                connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

                       (b) acknowledges and agrees (i) that this waiver is intended to benefit Lessor and shall not limit or otherwise effect Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) that Lessor and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 2.8 and their rights under this SECTION 2.8 shall survive payment in full of the Guaranteed Obligations.

                2.9 ELECTION OF REMEDIES. If Lessor may, under applicable law, proceed to realize benefits under any of the Lease Documents giving Lessor a Lien upon any System, either by judicial foreclosure or by non-judicial sale or enforcement, Lessor may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Lessor shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Lessee, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Lessor and waive any claim based upon such action, even if such action by Lessor shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Lessor. Any election of remedies which results in the denial or impairment of the right of Lessor to seek a deficiency judgment against Lessee shall not impair Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event Lessor shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Lease Documents, Lessor may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Lessor but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lessor might otherwise be entitled but for such bidding at any such sale.

                2.10 FUNDS TRANSFERS. If Guarantor shall engage in any transaction as a result of which Lessee is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Lease Agreement (including any issuance or sale of Guarantor's Stock or any sale of its assets), Guarantor shall distribute to, or make a contribution to the capital of, Lessee an amount equal to the mandatory prepayment required under the terms of the Lease Agreement.

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         3.       DELIVERIES. In a form satisfactory to Lessor, Guarantor shall deliver to Lessor, concurrently with the execution of this Guaranty and the Lease Agreement, the Lease Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Lessor under the Lease Agreement.

         4. REPRESENTATIONS AND WARRANTIES. To induce Lessor to purchase and lease certain telecommunications optical and switching equipment under the Lease Agreement, Guarantor makes the representations and warranties as to Guarantor contained in the Lease Agreement, each of which is incorporated herein by reference, to Lessor, each and all of which shall survive the execution and delivery of this Guaranty.

         5. FURTHER ASSURANCES. Guarantor agrees, upon the written request of Lessor, to execute and deliver to Lessor, from time to time, any additional instruments or documents reasonably considered necessary by Lessor to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

         6. PAYMENTS FREE AND CLEAR OF TAXES. All payments required to be made by Guarantor hereunder shall be made to Lessor free and clear of, and without deduction for, any and all present and future taxes. If Guarantor shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 6) Lessor, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of taxes, Guarantor shall furnish to Lessor the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten
(10) days of demand therefor, pay Lessor for the full amount of taxes (including any taxes imposed by any jurisdiction on amounts payable under this SECTION 6) paid by Lessor, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted.

         7.     Other Terms.

                7.1 ENTIRE AGREEMENT. This Guaranty, together with the other Lease Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the Leases and advances under the Lease Documents and/or the Guaranteed Obligations.

                7.2 HEADINGS. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

                7.3 SEVERABILITY. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if

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any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                7.4 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified at the address set forth in the Lease Agreement for the giving of notice.

                7.5 SUCCESSORS AND ASSIGNS. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Lessor, for the benefit of Lessor, hereunder, inure to the benefit of Lessor, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Guaranteed Obligations or any portion thereof or interest therein shall in any manner affect the rights of Lessor hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

                7.6 NO WAIVER; CUMULATIVE REMEDIES; AMENDMENTS. Lessor shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lessor and then only to the extent therein set forth. A waiver by Lessor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lessor would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lessor, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Lessor.

                7.7 TERMINATION. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Lessor shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

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                7.8    COUNTERPARTS. This Guaranty may be executed in any number
of separate counterparts, each of which shall collectively and separately constitute one agreement.

                7.9 GOVERNING LAW AND WAIVER OF JURY TRIAL. This Guaranty shall be governed by the laws of the State of New York. Both parties waive all rights to a jury trial to the extent permitted by law. Guarantor hereby submits for the benefit of Lessor to the Jurisdiction of the state and federal courts in the State of New York in connection with all action and proceeding arising under or in connection with any of this Guaranty.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Guaranty as of the date first above written.

                                          INTERSTATE FIBERNET, INC.

                                          By: /s/ Doug Shumate
                                             -----------------------------------
                                             Name:   Doug Shumate
                                             Title:  SNR VP CFO

                           SIGNATURE PAGE TO GUARANTY